UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2019

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001‑37350	36‑4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863‑5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2019, the Board of Directors (“Board”) of InVivo Therapeutics Holdings Corp. (the “Company”) announced that it elected Richard Christopher, age 49, to the position of Chief Financial Officer and Treasurer of the Company effective January 14, 2019.

Mr. Christopher was the Chief Financial Officer of iCAD, Inc. from December 2016 through January 2019.  iCAD, Inc. is a Nasdaq-listed company with a focus on therapies and solutions for the early identification and treatment of cancer.  Prior to iCAD, Inc.,  Mr. Christopher was Chief Financial Officer from March 2014 through December 2016 and Chief Operating Officer from October 2015 through December 2016 of Caliber Imaging & Diagnostics, Inc., a medical technology company focused on cancer detection imaging solutions, with primary applications in dermatology. Prior to Caliber and starting in 2000, Mr. Christopher held various positions of increasing responsibility at DUSA Pharmaceuticals, Inc., a Nasdaq-listed dermatology company focused on the treatment of precancerous skin lesions, where he ultimately served as Chief Financial Officer from January 2005 through its acquisition and integration into Sun Pharmaceuticals Industries Ltd in April 2013. Mr. Christopher holds a Master of Science in Accounting from Suffolk University and a Bachelor of Science in Finance from Bentley University.

Upon the effectiveness of Mr. Christopher’s appointment as Chief Financial Officer and Treasurer, Mr. Christopher also became the Company’s  principal financial officer and principal accounting officer, and Richard Toselli, the Company’s President and Chief Executive who assumed the responsibilities as the Company’s  principal financial officer on an interim basis, relinquished those responsibilities to Mr. Christopher.

In connection with his employment with the Company and pursuant to the terms of an employment agreement dated December 24, 2018, (the “Agreement”), Mr. Christopher will receive an annual base salary of $330,000.  Mr. Christopher is also eligible for an annual bonus that targets  thirty-five percent  (35%) of his annualized base salary based upon achievement of certain performance goals In accordance with the Agreement, on January 14, 2019, the Board granted Mr. Christopher a non-statutory stock option to purchase up to 90,000 shares of the Company’s  common stock, as an inducement grant outside of the Company’s 2015 Stock Incentive Plan pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Award”). The Inducement Award has an exercise price per share equal to $1.53,  the closing price of a share of Common Stock on the Nasdaq Capital Market on the grant date, and will vest as to one-third (1/3) of the shares of the underlying stock option on January 14, 2020, one third (1/3) of the shares of the underlying stock option on January 14, 2021 and the remaining one third (1/3) of the shares of the underlying stock option on January 14, 2022, provided that if within one year following a change in control Mr. Christopher’s employment is terminated by him for Good Reason (as defined in the Agreement) or by the Company or its successor without Cause (as defined in the Agreement), the Inducement Award will be immediately exercisable in full.

Mr. Christopher is also entitled to severance payments under the Employment Agreement. If his employment is terminated by the Company without Cause or by Mr. Christopher for Good Reason, in each case prior to, or more than 12 months following,  a  change in control,  then he is entitled (A) to continue to be paid his base salary as in effect on the termination  date for a period of 12 months and (B) to continue to receive his benefits under the Company’s employee group health insurance plan until the earlier of (i) 6 months following the termination date or (ii) the date Mr. Christopher becomes eligible for coverage under a new employer’s group health plan.

If his employment is terminated by the Company without cause or by Mr. Christopher for Good Reason, in each case within twelve months following a Change in Control, then he is entitled (A) to an amount equal to 1.5 times his base salary as in effect on the termination date,  plus 100% of his target annual bonus, in each case at the salary and target annual bonus level in effect on the termination date or, if higher, at any time within the six month period preceding the Change in Control, (B) to acceleration in full of the vesting on all outstanding, unvested equity awards held by Mr. Christopher and (C) to continue to receive his benefits under the Company’s employee group health insurance plan until the earlier of (i) twelve months following the termination date or (ii) the date Mr. Christopher becomes eligible for coverage under a new employer’s group health plan. The severance payments are contingent upon Mr. Christopher executing a general release of claims against the Company.

The Employment Agreement also contains various restrictive covenants, including covenants relating to non-solicitation, confidentiality and assignment of inventions. In addition, under the terms of the Agreement,  Mr. Christopher will also be eligible for medical, dental and other fringe benefits available to other senior management members of the Company or any benefit plans established or adopted by the Company.

The foregoing descriptions are qualified in their entirety by the full text of the Agreement and the Option Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

There are no family relationships between Mr. Christopher and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Christopher has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1 Employment Agreement, dated December 24, 2018, between the Company and Richard Christopher.

10.2 Nonstatutory Stock Option Agreement, dated January 14, 2019, between the Company and Richard Christopher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: January 14, 2019	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer